Exhibit 99.1

Worldwide Press Office:

Email: media.relations@united.com

United Airlines Reports June 2010 Operational Performance

CHICAGO, July 8, 2010 – United Airlines today reported its preliminary consolidated traffic results for June 2010. Total consolidated revenue passenger miles (RPMs) increased in June by 3.5% on an increase of 1.1% in available seat miles (ASMs) compared with the same period in 2009. This resulted in a reported June consolidated passenger load factor of 87.9%, an increase of 2.0 points compared to 2009.

For June 2010, consolidated passenger revenue per available seat mile (PRASM) is estimated to have increased 30.5% to 31.5% year over year, 2.7 percentage points of which is due to accounting adjustments booked in the month. Consolidated PRASM is estimated to have increased 5.0% to 6.0% for June 2010 compared to June 2008, 2.2 percentage points of which is due to accounting adjustments booked in the month.

United reported a U.S. Department of Transportation on-time arrival rate of 79.4% in June.

Average June 2010 mainline fuel price, including gains or losses on settled fuel hedges and excluding non-cash, mark-to-market fuel hedge gains and losses, is estimated to be $2.34 per gallon. Including non-cash, mark-to-market fuel hedge gains and losses, the estimated fuel price is $2.23 per gallon for the month.

About United

United Airlines, a wholly-owned subsidiary of UAL Corporation (Nasdaq: UAUA), operates approximately 3,300* flights a day on United and United Express to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 1,172 destinations in 181 countries worldwide. United’s 46,000 employees reside in every U.S. state and in many countries around the world. United ranked No. 1 in on-time performance for domestic scheduled flights for 2009 among America’s five largest global carriers, as measured by the Department of Transportation and published in the Air Travel Consumer Report for 2009. News releases and other information about United can be found at the company’s Web site at united.com, and follow United on Twitter @UnitedAirlines.

*	Based on United’s forward-looking flight schedule for January 2010 to December 2010

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

REVENUE PASSENGER MILES (‘000)**
	June 2010	June 2009	Change
North America	5,229,795	5,429,328	-3.7%

Pacific	2,084,839	1,922,273	8.5%
Atlantic	1,885,475	1,739,573	8.4%
Latin America	255,852	229,498	11.5%

Total International	4,226,166	3,891,344	8.6%

Total Mainline	9,455,961	9,320,672	1.5%

Regional Affiliates	1,483,671	1,250,532	18.6%

Total Consolidated	10,939,632	10,571,204	3.5%

AVAILABLE SEAT MILES (‘000)**

North America	5,857,248	6,131,651	-4.5%

Pacific	2,344,058	2,321,014	1.0%
Atlantic	2,108,673	1,995,938	5.6%
Latin America	332,104	293,915	13.0%

Total International	4,784,835	4,610,867	3.8%

Total Mainline	10,642,083	10,742,518	-0.9%

Regional Affiliates	1,801,212	1,564,506	15.1%

Total Consolidated	12,443,295	12,307,024	1.1%

LOAD FACTOR**

North America	89.3%	88.5%	0.8 pts

Pacific	88.9%	82.8%	6.1 pts
Atlantic	89.4%	87.2%	2.2 pts
Latin America	77.0%	78.1%	-1.1 pts

Total International	88.3%	84.4%	3.9 pts

Total Mainline	88.9%	86.8%	2.1 pts

Regional Affiliates	82.4%	79.9%	2.5 pts

Total Consolidated	87.9%	85.9%	2.0 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	4,916	5,158	-4.7%
Regional Affiliates	2,543	2,263	12.4%

Total Consolidated	7,459	7,421	0.5%

CARGO TON MILES (‘000)**

Freight	150,647	111,324	35.3%
Mail	13,874	15,107	-8.2%

Total Mainline	164,521	126,431	30.1%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

REVENUE PASSENGER MILES (‘000)**
	QTD June 2010	QTD June 2009	Change
North America	14,817,057	15,197,036	-2.5%

Pacific	5,870,034	5,295,832	10.8%
Atlantic	4,934,139	4,842,806	1.9%
Latin America	770,656	690,983	11.5%

Total International	11,574,829	10,829,621	6.9%

Total Mainline	26,391,886	26,026,657	1.4%

Regional Affiliates	4,254,434	3,474,002	22.5%

Total Consolidated	30,646,320	29,500,659	3.9%

AVAILABLE SEAT MILES (‘000)**

North America	17,106,343	17,637,199	-3.0%

Pacific	7,066,274	7,041,073	0.4%
Atlantic	5,877,941	5,936,965	-1.0%
Latin America	991,279	946,452	4.7%

Total International	13,935,494	13,924,490	0.1%

Total Mainline	31,041,837	31,561,689	-1.6%

Regional Affiliates	5,322,577	4,417,206	20.5%

Total Consolidated	36,364,414	35,978,895	1.1%

LOAD FACTOR**

North America	86.6%	86.2%	0.4 pts

Pacific	83.1%	75.2%	7.9 pts
Atlantic	83.9%	81.6%	2.3 pts
Latin America	77.7%	73.0%	4.7 pts

Total International	83.1%	77.8%	5.3 pts

Total Mainline	85.0%	82.5%	2.5 pts

Regional Affiliates	79.9%	78.6%	1.3 pts

Total Consolidated	84.3%	82.0%	2.3 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	13,980	14,608	-4.3%
Regional Affiliates	7,344	6,456	13.8%

Total Consolidated	21,324	21,064	1.2%

CARGO TON MILES (‘000)**

Freight	464,301	333,351	39.3%
Mail	43,468	48,111	-9.7%

Total Mainline	507,769	381,462	33.1%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

REVENUE PASSENGER MILES (‘000)**
	YTD June 2010	YTD June 2009	Change
North America	27,914,661	28,648,428	-2.6%

Pacific	11,039,953	10,261,087	7.6%
Atlantic	8,675,063	8,358,763	3.8%
Latin America	1,654,788	1,630,675	1.5%

Total International	21,369,804	20,250,525	5.5%

Total Mainline	49,284,465	48,898,953	0.8%

Regional Affiliates	7,841,558	6,410,035	22.3%

Total Consolidated	57,126,023	55,308,988	3.3%

AVAILABLE SEAT MILES (‘000)**

North America	33,160,167	34,629,054	-4.2%

Pacific	13,187,428	13,832,188	-4.7%
Atlantic	10,770,433	10,887,957	-1.1%
Latin America	2,084,605	2,203,735	-5.4%

Total International	26,042,466	26,923,880	-3.3%

Total Mainline	59,202,633	61,552,934	-3.8%

Regional Affiliates	10,110,234	8,499,308	19.0%

Total Consolidated	69,312,867	70,052,242	-1.1%

LOAD FACTOR**

North America	84.2%	82.7%	1.5 pts

Pacific	83.7%	74.2%	9.5 pts
Atlantic	80.5%	76.8%	3.7 pts
Latin America	79.4%	74.0%	5.4 pts

Total International	82.1%	75.2%	6.9 pts

Total Mainline	83.2%	79.4%	3.8 pts

Regional Affiliates	77.6%	75.4%	2.2 pts

Total Consolidated	82.4%	79.0%	3.4 pts

REVENUE PASSENGERS BOARDED (‘000)**

Mainline	26,406	27,754	-4.9%
Regional Affiliates	13,736	11,978	14.7%

Total Consolidated	40,142	39,732	1.0%

CARGO TON MILES (‘000)**

Freight	878,012	618,678	41.9%
Mail	91,998	101,071	-9.0%

Total Mainline	970,010	719,749	34.8%

**	Includes Scheduled and Charter Operations. Regional Affiliates results only reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

The United Building, 77 West Wacker Drive, Chicago, Illinois 60601

GAAP To Non-GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Since the Company did not apply cash flow hedge accounting prior to April 1, 2010, the Company believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting. The non-cash mark-to-market gain/loss adjustment includes the reversal of prior period non-cash mark-to-market gain/loss related to June hedge settlements.

June 2010
Mainline fuel price per gallon excluding non-cash, net mark-to-market gains and losses	2.34
Add: Non-cash, net mark-to-market (gains) and losses per gallon	(0.11)

Mainline fuel price per gallon	2.23

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that June cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

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The United Building, 77 West Wacker Drive, Chicago, Illinois 60601